UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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☐	Soliciting Material Pursuant to § 240 14a-12
INTERWOVEN, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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INTERWOVEN, INC.
803 11th Avenue
Sunnyvale, California 94089

June 16, 2006

To our stockholders:

You are cordially invited to attend the 2006 Annual Meeting of Stockholders of Interwoven, Inc. to be held on Wednesday, July 12, 2006, at 12:00 noon at our headquarters located at 803 11th Avenue, Sunnyvale, California.

The matters on which we expect to act at the meeting are described in detail in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. Also enclosed is a copy of the 2005 Interwoven, Inc. Annual Report on Form 10-K, which includes our consolidated financial statements.

Please use this opportunity to take part in Interwoven’s affairs by voting on the business to come before this meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE PRIOR TO THE MEETING TO ENSURE YOUR REPRESENTATION AT THE MEETING. Your right to attend the meeting and to vote your shares in person is not forfeited by returning the proxy card.

We look forward to seeing you at the meeting.

Sincerely,

Frank J. Fanzilli, Jr.
Chairman of the Board of Directors

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
PROPOSAL NUMBER 1.
PROPOSAL NUMBER 2.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
STOCK PRICE PERFORMANCE GRAPH
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCKHOLDER PROPOSALS TO BE PRESENTED AT THE NEXT ANNUAL MEETING
OTHER MATTERS

INTERWOVEN, INC.
803 11th Avenue
Sunnyvale, California 94089

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held July 12, 2006

To our stockholders:

NOTICE IS HEREBY GIVEN that the 2006 Annual Meeting of Stockholders of Interwoven, Inc. will be held on Wednesday, July 12, 2006, at 12:00 noon at our headquarters located at 803 11th Avenue, Sunnyvale, California.

At the meeting, you will be asked to consider and vote upon the following matters:

1. The election of four directors to our Board of Directors, each to serve until our 2007 Annual Meeting of Stockholders and until his successor has been elected and qualified or until his earlier resignation or removal. At the meeting, we intend to present the following nominees for election as directors:

Ronald E. F. Codd	Frank J. Fanzilli, Jr.
Bob L. Corey	Thomas L. Thomas

2. The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2006.

In addition, stockholders may be asked to consider and vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on May 26, 2006 are entitled to notice of, and to vote at, this meeting and any adjournments thereof. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relating to the meeting during ordinary business hours at our headquarters.

By Order of the Board of Directors,

John E. Calonico, Jr.
Secretary

Sunnyvale, California
June 16, 2006

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and promptly return the enclosed proxy to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

INTERWOVEN, INC.
803 11th Avenue
Sunnyvale, California 94089

PROXY STATEMENT

June 16, 2006

I.	INFORMATION ABOUT SOLICITATION AND VOTING

Our Board of Directors is soliciting your proxy for the 2006 Annual Meeting of Stockholders of Interwoven, Inc. The meeting will be held on Wednesday, July 12, 2006, at 12:00 noon at our headquarters located at 803 11th Avenue, Sunnyvale, California.

This Proxy Statement contains information related to proposals to be voted on at the meeting, the voting process, the compensation of directors and our most highly paid executive officers and certain other required information. Please read it carefully.

All proxies will be voted in accordance with the instructions specified on the proxy card. If no choice is specified, the proxies will be voted in favor of the board nominees and the proposal described in the attached Notice of Annual Meeting of Stockholders and this Proxy Statement. This Proxy Statement and the enclosed proxy card are first being mailed on or about June 19, 2006 to stockholders entitled to vote at the meeting.

We will pay the costs of soliciting proxies from stockholders and will reimburse our transfer agent, American Stock Transfer & Trust Company, for its out-of-pocket expenses in assisting in the solicitation. We may also reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding voting information to the beneficial owners. Our directors, officers and regular employees may solicit proxies on our behalf, without additional compensation, in person or by telephone.

II.	QUESTIONS AND ANSWERS

Q:	Who can vote at the meeting?

A:	Our Board of Directors set May 26, 2006 as the record date for the meeting. All stockholders who owned our common stock at the close of trading on May 26, 2006 may attend and vote at the meeting. Each of these stockholders is entitled to one vote for each share held on all matters to be voted on at the meeting. On May 26, 2006, there were 42,751,544 shares of our common stock outstanding.

Q:	How many votes do you need to hold the meeting?

A:	A majority of our outstanding shares as of the record date must be present at the meeting in order to hold the meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the meeting if you are present and vote in person at the meeting, or if you have properly submitted a proxy card.

Both abstentions and broker non-votes (described below) are counted as present for the purpose of determining the presence of a quorum.

Q:	What are broker non-votes and how do they affect the voting results?

A:	Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because the broker does not receive voting instructions from the beneficial owner, and the broker lacks discretionary voting power to vote such shares. Brokers have discretionary authority under New York Stock Exchange rules to vote such shares for or against certain “routine” matters, including all of the proposals to be voted on at the meeting. If a broker votes shares with respect to which the beneficial owner has not voted for or against a proposal presented in this Proxy Statement, the broker’s votes are taken into account in determining the outcome of that proposal.

Q:	What shares that I own can be voted?

A:	You may vote all shares you owned as of the close of business on May 26, 2006, the record date for the meeting. You may have held these shares directly in your name as the stockholder of record, or the shares may have been held for you as the beneficial owner through a broker, bank or other nominee.

Q:	What proposals will be voted on at the meeting?

A:	There are two proposals scheduled for a vote at the meeting. They are:

• Proposal No. 1:  To elect four directors to the Board of Directors, each to serve until our 2007 Annual Meeting of Stockholders or until his successor has been duly elected and qualified or until his earlier resignation or removal.

• Proposal No. 2: To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2006.

In addition, stockholders may be asked to consider and vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof. However, we are not aware of any other business that will be considered and voted upon at the meeting or any adjournment or postponement thereof.

Q:	What is Interwoven’s voting recommendation?

A:	The Board of Directors recommends that you vote your shares “FOR” each of the board nominees and “FOR” the appointment of Ernst & Young LLP as our independent registered public accountants for 2006.

Q:	What is the vote requirement to approve each of the proposals?

A:	For the election of directors under the first proposal, the four individuals nominated for election to the Board of Directors at the meeting receiving the highest number of “FOR” votes will be elected. You may either vote “FOR” all nominees or “WITHHOLD” your vote with respect to all nominees or any one or more of the nominees. If you sign your proxy card with no additional instructions, your shares will be counted as a “FOR” vote for each director nominee.

The second proposal requires the affirmative “FOR” vote by a majority of those shares present and entitled to vote at the meeting and that are voted “FOR” or “AGAINST” the proposal. You may vote “FOR” or “AGAINST” or “ABSTAIN” from voting on Proposal No. 2. If you abstain from voting on Proposal No. 2, it will have no effect on the outcome of the vote. If you sign your proxy card with no additional instructions, your shares will be voted “FOR” Proposal No. 2.

Q:	How can I vote my shares in person at the meeting?

A:	Shares held directly in your name as the stockholder of record may be voted in person at the meeting. If you choose to vote this way, please bring the enclosed proxy card and proof of identification to the meeting. If you hold your shares in street name, you must request a legal proxy from your broker, bank or other nominee in order to vote at the meeting.

Q:	How can I vote my shares without attending the meeting?

A:	If you hold shares directly as a stockholder of record, you may vote your shares without attending the meeting by marking, signing and returning the enclosed proxy card in the enclosed postage prepaid envelope. Please refer to the summary instructions included on your proxy card.

If you hold your shares in street name, your broker, bank or other nominee will include a voting instruction card. You may vote your shares by marking and signing your proxy card and following the instructions provided by your broker, bank or other nominee and mailing it in the enclosed, postage prepaid envelope. Furthermore, the instructions provided by your broker, bank or other nominee may also provide for voting using the telephone or over the Internet. If your broker, bank or other nominee provides such an option and you wish to vote using the telephone or over the Internet, then follow the instructions provided by them. If you provide specific voting instructions, your shares will be voted as you have instructed.

Q:	How can I change my vote after I return my proxy?

A:	You may revoke your proxy and change your vote at any time before the final vote at the meeting. You may do this by signing a new proxy card with a later date, by delivering a written notice of revocation to our Secretary stating that the proxy is revoked or by attending the meeting and voting in person. Attending the meeting will not revoke your proxy unless you specifically request it. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must bring to the meeting a letter from your broker, bank or other nominee confirming your beneficial ownership of the shares and that your broker, bank or other nominee is not voting the shares at the meeting.

Q:	Who tabulates the results of the meeting and when will the results be announced?

A:	The preliminary voting results will be announced at the meeting. The final results will be published in our Quarterly Report on Form 10-Q for the quarter ending September 30, 2006. All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Voting results are certified by our transfer agent, American Stock Transfer & Trust Company.

* * * * *

Assumptions

Unless otherwise indicated, all stock amounts contained in this Proxy Statement reflect all stock splits effected prior to the date of the Proxy Statement.

PROPOSAL NUMBER 1.

ELECTION OF DIRECTORS

The Board of Directors currently consists of five directors, four of whom are nominated for re-election at the meeting. Director Anthony Zingale, who is the President and Chief Executive Officer of Mercury Interactive Corporation, a provider of business technology optimization solutions, informed the Board of Directors on June 8, 2006 of his decision not to stand for re-election following the completion of his term as a Class I director at the meeting. The Nominating and Governance Committee has begun a search for another director and has engaged a third-party search firm to assist in identifying and evaluating potential director candidates. In addition, the Board of Directors is conducting a search for a Chief Executive Officer, who would also be expected to serve as a director. Candidates will be considered in accordance with the Nominating and Governance Committee’s existing policies. If and as suitable candidates are found, it is intended that the Board of Directors would appoint each candidate to, and at the same time increase the size of, the Board of Directors. However, any such candidate would not be subject to election at the meeting, but would serve until the next annual meeting of stockholders and until his or her successor would be elected and qualified or until his or her earlier resignation or removal.

The Board of Directors is currently divided into three classes having three-year terms. In view of Mr. Zingale’s departure, the Board of Directors, in its continuing review of corporate governance matters and upon recommendation by the Nominating and Governance Committee, has adopted an amendment to our Bylaws to eliminate the classification of the Board of Directors and to provide instead for the annual election of all directors. At the meeting, stockholders will elect each director to hold office until the next annual meeting of stockholders and until his successor has been elected and qualified or until his earlier resignation or removal.

Shares represented by the accompanying proxy will be voted “FOR” the election of each of the four nominees named below, unless the proxy is marked to withhold authority so to vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder might determine. Each nominee has consented to being named in this Proxy Statement and to serve if elected.

Nominees to the Board of Directors

The nominees, and their ages, occupations and length of board service as of May 31, 2006, are:

Name of Nominee	Age	Principal Occupation	Director Since

Ronald E. F. Codd(1)	50	Independent Business Consultant	July 1999
Bob L. Corey(1)	54	Independent Management Consultant	November 2003
Frank J. Fanzilli, Jr.*(2)(3)	49	Independent Business Consultant	July 2002
Thomas L. Thomas(1)(2)	56	Independent Management Consultant	February 2004

*	Chairman of the Board of Director

(1)	Member of the Audit Committee

(2)	Member of the Compensation Committee

(3)	Member of the Nominating and Governance Committee

Ronald E. F. Codd has been an independent business consultant since May 2002. From 1999 to April 2002, he served as President, Chief Executive Officer and a director of Momentum Business Applications, Inc., a software company, and from 1991 to 1998 he served as Senior Vice President, Finance and Administration, Chief Financial Officer and Secretary of PeopleSoft, Inc., an enterprise software developer that was acquired by Oracle Corporation in January 2005. Mr. Codd also serves on the board of directors of Agile Software, Inc., an enterprise software company. Mr. Codd holds a Bachelor of Science in accounting from the University of California at Berkeley and a Master of Management from the J. L. Kellogg Graduate School of Management (Northwestern University).

Bob L. Corey has been an independent management consultant since January 2006. From May 2003 to January 2006, he served as Executive Vice President and Chief Financial Officer of Thor Technologies, Inc., a provider of enterprise provisioning software that was acquired by Oracle Corporation in November 2005. Prior to joining Thor Technologies, Inc., Mr. Corey served as Executive Vice President and Chief Financial Officer of Documentum, Inc.,

a provider of enterprise content management software, from May 2000 to August 2002. Mr. Corey was Senior Vice President of Finance and Administration and Chief Financial Officer for Forte Software, Inc., a provider of software development tools and services until it was acquired by Sun Microsystems, Inc. in October 1999. Following the acquisition of Forte, Mr. Corey served as the Chief Financial Officer of Forte, a division of Sun Microsystems, Inc., until April 2000. Mr. Corey also serves on the board of directors of Extreme Networks, Inc., a provider of network infrastructure solutions and services, Amberpoint, Inc., a venture-backed enterprise software company providing web services management solutions, and Veraz Networks, Inc., a venture-backed provider of packet telephony solutions. Mr. Corey holds a Bachelor of Administration with a concentration in accounting from California State University at Fullerton.

Frank J. Fanzilli, Jr. has served as the Chairman of our Board of Directors since March 2006. From January 2005 to March 2006, he served as our Lead Independent Director. Mr. Fanzilli has been an independent business consultant since July 2002. From 1985 to June 2002, Mr. Fanzilli served in various positions in Information Technology at Credit Suisse First Boston, an investment bank, including most recently as Managing Director and Global Chief Information Officer. Mr. Fanzilli currently serves on the board of directors of Sona Mobile Holdings Corp., a provider of wireless technologies to the financial services, enterprise, entertainment and gaming markets. Mr. Fanzilli holds a Bachelor of Science in management from Fairfield University and a Master of Business Administration in finance from New York University.

Thomas L. Thomas has been an independent management consultant to the chief executive officer of Global eXchange Services, Inc., a provider of transaction management infrastructure products and services, since it acquired HAHT Commerce, Inc., a developer of business-to-business software applications, in February 2004. From December 2000 to February 2004, he was Chairman and Chief Executive Officer of HAHT Commerce, Inc. From February 2000 through November 2000, Mr. Thomas was the Chief Executive Officer and President of Ajuba Solutions, Inc., a developer of XML solutions that was acquired by Interwoven in November 2000. From December 1998 to January 2000 he was Chairman, Chief Executive Officer of The Vantive Corporation, a global enterprise software company specializing in customer relationship management software, acquired by PeopleSoft, Inc. in December 2000. Prior to that, Mr. Thomas was a career Chief Information Officer or senior information technology executive for 25 years for companies including Kraft Foods Inc., Dell Inc. and 3Com Corporation. Mr. Thomas also serves on the board of directors of Iteris, Inc., an infrastructure security and control company. Mr. Thomas holds a Bachelor of Science in commerce from Bellarmine University.

There are no family relationships among any of our directors.

Board of Directors Committees and Meetings

Corporate Governance.

The Board of Directors is committed to, and for many years has adhered to, sound and effective corporate governance practices. The Board of Directors is also committed to exercising its responsibilities to oversee our business and affairs consistent with the highest principles of business ethics. The Board of Directors and management periodically reviews and updates our corporate governance policies and practices in accordance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and listing standards issued by the Securities and Exchange Commission and the National Association of Securities Dealers, Inc.

The Board of Directors reviews current best practices of similarly situated public companies and, from time to time, modifies our governance practices, with the goal of aligning the interests of directors and management with those of our stockholders. We have in place a variety of policies and practices to promote good corporate governance. These policies and practices include, but are not limited to, the following:

•	A majority of the members of the Board of Directors shall be independent.

•	Our Chairman of the Board of Directors is an independent director who, among other duties, is responsible for presiding over executive sessions of independent directors.

•	The Audit, Compensation, and Nominating and Governance Committees consist solely of independent directors.

•	Independent directors meet without the presence of non-independent directors, if any, at regularly scheduled times and from time to time as deemed necessary or appropriate.

•	The Board of Directors periodically conducts a self-evaluation of the functioning of the Board of Directors and its committees.

•	Disclosure control policies and procedures are maintained in accordance with the requirements of the Sarbanes-Oxley Act of 2002.

•	Procedures and guidelines governing securities trades by our personnel are maintained, including quarterly trading blackouts applicable to all our employees.

•	The compensation of our executive officers is determined by the Compensation Committee, and our Chief Executive Officer is excluded from meetings in which his or her compensation is voted on or deliberated.

We have also established and review annually charters for each standing committee of the Board of Directors and a Code of Conduct and Business Ethics applicable to our officers, directors and employees, including our Chief Executive Officer and our Chief Financial Officer, in discharging their work-related responsibilities. Charters for each standing committees of the Board of Directors and the Code of Conduct and Business Ethics is available at our corporate website, http://www.interwoven.com/company/investors/corp_governance.html.

We have also established a confidential hotline through which employees may report concerns about our business practices. As required by the Sarbanes-Oxley Act of 2002, the Audit Committee has established procedures for receipt and handling of complaints we receive regarding accounting, internal account controls or auditing matters. These procedures are available at our corporate website, http://www.interwoven.com/company/investors/corp_governance.html.

Independence of Directors.

The Board of Directors has adopted a standard for evaluating the independence of the members of the Board of Directors that complies with the “independent director” requirements of current listing standards of The NASDAQ Stock Market, Inc.; the “outside director” requirements of the regulations under Section 162(m) of the Internal Revenue Code; and the “non-employee director” requirements under Rule 16b-3 of the Securities Exchange Act of 1934. The Board of Directors has determined that each of our directors is an independent director. All members of our standing committees are independent directors.

Committees of the Board of Directors.

The standing committees of the Board of Directors are the Audit Committee, Compensation Committee and Nominating and Governance Committee.

Audit Committee.  The Audit Committee of the Board of Directors oversees our accounting and financial reporting processes and audits of our consolidated financial statements pursuant to a written charter. The Audit Committee performs several functions: it selects and engages our independent registered public accounting firm; reviews the scope and results of the examination of our consolidated financial statements by our independent registered public accounting firm; reviews with the independent registered public accounting firm and management our quarterly and annual consolidated financial statements and independent registered public accountants’ opinion; approves all professional services and related fees performed by the independent registered public accounting firm; and periodically reviews our accounting policies and internal accounting and financial controls. The current members of the Audit Committee are Messrs. Codd, Corey and Thomas. Mr. Corey serves as the chairman of the Audit Committee.

Each member of the Audit Committee qualifies as an “independent director” under NASD Marketplace Rule 4200(a)(15) and meets the other general audit committee composition requirements of NASD Marketplace Rule 4350(d)(2)(A). In addition, the Board of Directors has determined that Mr. Codd and Mr. Corey are “audit committee financial experts” within the meaning of the rules of the Securities and Exchange Commission and meet the financial sophistication requirement of The NASDAQ Stock Market, Inc.

Compensation Committee.  The Compensation Committee considers and approves compensation for our employees and officers, including our Chief Executive Officer, grants (or delegates authority to grant to employees who are not officers) options and stock awards under our employee benefit plans, and reviews and recommends adoption of and amendments to stock option and employee benefit plans, pursuant to a written charter. The current members of the Compensation Committee are Mr. Fanzilli and Mr. Thomas. Mr. Fanzilli serves as the chairman of the Compensation Committee. Mr. Codd and Anthony Zingale also served as members of the Compensation Committee during a portion of 2005.

Nominating and Governance Committee.  The Nominating and Governance Committee identifies, considers and nominates candidates for membership to the Board of Directors and handle various corporate governance matters, including assisting management in developing and administering a code of conduct and business ethics, pursuant to a written charter available on our website at http://www.interwoven.com/company/investors/corp_governance.html. The current members of the Nominating and Governance Committee are Mr. Fanzilli and Mr. Zingale. The Board of Directors expects to appoint a second member to the Nominating and Governance Committee following the meeting.

Meetings and Attendance.

During 2005, the Board of Directors met twelve times, including telephonic meetings, the Audit Committee held seven meetings, the Compensation Committee held seven meetings and the Nominating and Governance Committee held two meetings. None of our director nominees attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and of all committees of the Board of Directors on which that director served during the period such director served.

Our policy is to invite and encourage each member of the Board of Directors to attend our annual meetings of stockholders. All of our directors attended our 2005 Annual Meeting of Stockholders.

Nominations Process and Director Qualifications

The goal of the Nominating and Governance Committee is to ensure that our Board of Directors possesses a variety of perspectives and skills derived from high-quality business and professional experience. To this end, the Committee uses a variety of methods for identifying and evaluating nominees for director. The Committee regularly assesses the appropriate size of the Board of Directors, the qualification of each member, the composition of the Board of Directors generally and whether any vacancies on the Board of Directors are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Committee considers various potential candidates for director. Candidates may come to the attention of the Committee through current members of the Board of Directors, stockholders or other persons. In particular, the Nominating and Governance committee has retained a third-party search firm to assist in identifying and evaluating potential director candidates. In addition, the Committee will consider properly submitted stockholder nominations for candidates for membership on the Board of Directors as described below under “Stockholder Proposals to be Presented at Next Annual Meeting.” The Committee seeks to achieve a balance of knowledge and experience on our Board of Directors. Accordingly, the Committee seeks nominees with high professional and personal ethics and values, an understanding of our business lines and industry, diversity of business experience and expertise, broad-based business acumen and the ability to think strategically. In addition, the Committee considers the level of the candidate’s commitment to active participation as a director, both at board and committee meetings and otherwise. Although the Committee uses these and other criteria to evaluate potential nominees, we have no stated minimum criteria for nominees. The Committee does not use different standards to evaluate nominees depending on whether they are proposed by our directors and management or by our stockholders.

Communications with Directors

A stockholder can contact the Board of Directors or specific members of the Board of Directors by writing to Board of Directors, c/o Allan D. Smirni, Vice President and General Counsel, Interwoven, Inc., 803 11th Avenue, Sunnyvale, California 94089, and, if appropriate, noting the name of the intended recipient. The General Counsel will forward all of these communications directly to the director(s). Our independent directors review and approve our stockholder communications process periodically to ensure effective communications with stockholders.

Director Compensation

Cash Compensation.  Each non-employee director receives an annual fee of $20,000 for service on the Board of Directors. In addition, since October 1, 2005, each non-employee director receives an annual fee of $5,000 for each standing committee of the Board of Directors on which he or she serves. The chairperson of the Audit Committee is paid an additional $5,000 per year and the chairperson of the Compensation Committee is paid an additional $2,500 per year for their service as chairpersons of those committees. Our Chairman of the Board of Directors is paid an additional $10,000 per year for his or her services in that capacity. In 2005, Frank J. Fanzilli, Jr. was entitled to be paid an additional $10,000 for his services in his capacity as Lead Independent Director. In addition, we reimburse reasonable travel and related expenses incurred by non-employee directors in connection with their attendance at meetings of the Board of Directors and its committees.

Option Grants.  Under the 1999 Equity Incentive Plan, each non-employee director is automatically granted an option to purchase 10,000 shares of common stock under this plan when first becoming a member of the Board of Directors. Subsequently, each non-employee director is automatically granted an additional option to purchase 10,000 shares of common stock following each annual meeting of stockholders if the director has served continuously as a member of the Board of Directors for at least one year. Each option granted to a director under the 1999 Equity Incentive Plan has a ten-year term and terminates three months following the date the director ceases to be one of Interwoven’s directors or consultants, 12 months afterwards if termination is due to death or disability. All such options are fully vested and immediately exercisable as of the date of grant. In addition, non-employee directors are eligible to receive discretionary awards under the 1999 Equity Incentive Plan. In September 2005, each non-employee director was granted an option to purchase 10,000 shares of common stock, at an exercise price of $8.31 per share, under the 1999 Equity Incentive Plan.

Other Benefits.  Each non-employee director is eligible and may elect to receive medical, dental and vision benefits. These benefits are available to our employees, officers and directors generally and in operation provide for the same method of allocation of benefits between management and non-management participants. Benefit payments for our directors in 2005 were: $15,809 for Mr. Codd, $10,945 for Mr. Corey, $15,229 for Mr. Fanzilli, $11,029 for Mr. Thomas, and $2,680 for Mr. Zingale.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION
OF EACH OF THE NOMINATED DIRECTORS.

PROPOSAL NUMBER 2.

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee selected Ernst & Young LLP as our independent registered public accounting firm for 2006 and has further directed that management submit the selection of Ernst & Young LLP for ratification by stockholders at the meeting. Ernst & Young LLP has been engaged as our independent registered public accountants since March 2006. A representative of Ernst & Young LLP is expected to be present at the meeting. The representative will have an opportunity to make a statement, if so desired, and is expected to be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, the Board of Directors is submitting the selection of Ernst & Young LLP to stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether to retain the firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent registered public accountants at any time during the year if they determine that such a change would be in our best interests and those of our stockholders.

Change of Accountants

KPMG LLP served as our registered independent public accounting firm for the year ending December 31, 2005. On March 27, 2006, we dismissed KPMG LLP as our registered independent public accounting firm. The decision to change firms was approved by the Audit Committee on that date.

The report of KPMG LLP on our consolidated financial statements for each of the past two years did not contain an adverse opinion or disclaimer of opinion, nor was any such report qualified or modified as to uncertainty, audit scope or accounting principles. The reports of KPMG LLP on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2005 and 2004 also did not contain an adverse opinion or disclaimer of opinion, nor was any such report qualified or modified as to uncertainty, audit scope or accounting principles. Further, during our last two fiscal years and through March 27, 2006, we had no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG LLP, would have caused it to make reference to the subject matter of the disagreement in connection with its report on our consolidated financial statements for those years. During our two most recent years and through March 27, 2006, we had no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K). Representatives of KPMG LLP are not expected to be present at the meeting.

On and effective as of March 27, 2006 the Audit Committee selected and engaged Ernst & Young LLP as our new independent registered public accounting firm to audit our consolidated financial statements for 2006. Prior to the engagement of Ernst & Young LLP, we had not directly or indirectly consulted with Ernst & Young LLP during our two most recent fiscal years and through March 27, 2006 on any matter regarding: (A) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements (and neither was a written report provided to us nor was oral advice provided that Ernst & Young LLP concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue); or (B) the subject of either a disagreement or a reportable event.

In its letter dated March 28, 2006 to the SEC, KPMG LLP stated that it agreed with the statements in the second paragraph under this subheading “Change of Accountants”. This letter was filed as Exhibit 16.1 to our Current Report on Form 8-K, filed with the SEC on March 31, 2006.

Principal Auditor Fees and Services

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of Interwoven’s consolidated financial statements for years ended December 31, 2005 and 2004, and fees billed for other services rendered by KPMG LLP.

	Year Ended
	December 31,
	2005	2004

Audit fees	$1,299,883	$622,453
Audit-related fees	149,360	177,565
Tax fees	—	19,522

	$1,449,243	$819,540

Fees for audit services include fees associated with the annual financial statement audit, the reviews of Quarterly Reports on Form 10-Q, certain statutory audits required internationally and the audit of internal controls over financial reporting. Audit-related fees principally include auditing and audit consultation services in connection with acquisitions. Tax fees consist of fees for professional services for tax preparation and compliance for our subsidiaries in Europe.

Audit Committee Pre-Approval Policy

The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services and other services performed by the independent registered public accounting firm.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE
SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR 2006.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of May 31, 2006, with respect to the beneficial ownership of our common stock by:

•	each of our Named Executive Officers;

•	each of our directors and director nominees;

•	each person known by us to be the beneficial owner of more than 5% of our common stock; and

•	all of our executive officers and directors as a group.

Except as otherwise indicated, the address of each beneficial owner is c/o Interwoven, Inc., 803 11th Avenue, Sunnyvale, California 94089.

The percentage of shares beneficially owned is based on 42,756,201 shares of common stock outstanding as of May 31, 2006. Unless indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days of May 31, 2006 are deemed to be outstanding for the purposes of calculating the amount of beneficial ownership of that person, and for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

		Shares Issuable
	Amount of	Under Options
	Beneficial	Exercisable Within	Aggregate
Name and Address of Beneficial Owner	Ownership(1)	60 Days	Percentage

Marc C. Cohodes(2)	4,021,968	—	9.4%
c/o Rocker Partners, L.P.
374 Millburn Avenue, Suite 205E
Millburn, New Jersey 07041
Dimensional Fund Advisors Inc.(3)	2,324,868	—	5.4
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401
Roxbury Capital Management, LLC(4)	2,153,659	—	5.0
100 Wilshire Blvd, Suite 1000
Santa Monica, CA 90401
Martin W. Brauns(5)	1,293,675	750,000	3.0
John E. Calonico, Jr.	328,159	321,533	*
Scipio M. Carnecchia	291,504	286,772	*
Steven J. Martello	288,750	288,750	*
David A. Nelson-Gal	94,934	93,334	*
Anthony Zingale	75,056	70,000	*
Ronald E. F. Codd	63,027	60,500	*
Bob L. Corey	56,898	56,898	*
Thomas L. Thomas	53,634	30,000	*
Frank J. Fanzilli, Jr.	50,000	50,000	*
All 10 directors and executive officers as a group	1,301,962	1,257,787	3.0

*	Less than 1%

(1)	Includes shares over which the person currently holds or shares voting or investment power. Also includes shares listed under “Shares Issuable Under Options Exercisable Within 60 Days.”

(2)	Number of shares beneficially owned is determined solely from information reported on Schedule 13G on April 26, 2006.

(3)	Number of shares beneficially owned is determined solely from information reported on Schedule 13G on February 6, 2006.

(4)	Number of shares beneficially owned is determined solely from information reported on Schedule 13G on February 14, 2006.

(5)	Includes 462,393 shares held of record by Martin W. Brauns and Margaret R. Brauns, trustees U/D/T 1/9/95. Mr. Brauns ceased serving as a director and our Chief Executive Officer on March 31, 2006.

Our Procedures and Guidelines Governing Security Trades by Company Personnel permits our officers, directors and other employees to enter into written trading plans for pre-determined sales of specified amounts of our shares. Insiders may adopt such plans when they are not in possession of material inside information.

EXECUTIVE OFFICERS

Our executive officers, their ages and backgrounds as of May 31, 2006 are:

Scipio M. Carnecchia, age 43, has served as our Senior Vice President of Worldwide Sales since July 2003 and as our interim President since March 2006. From July 2002 through June 2003, he served as our Vice President of Sales, and from March 2001 to June 2002, he was our Vice President of Alliances. From March 2000 to February 2001, Mr. Carnecchia served as Vice President of Global Sales for Xoriant Corporation, an IT services and consulting company. Mr. Carnecchia holds a Bachelor of Engineering in electrical engineering and computer science from Stevens Institute of Technology.

John E. Calonico, Jr., age 49, has served as our Chief Financial Officer, Senior Vice President, Finance and Secretary since March 2004. From November 2003 until March 2004, he served as our Senior Vice President, Finance. From January 2002 until November 2003, he served as Chief Financial Officer and Secretary of iManage, Inc., a collaborative document management software company acquired by Interwoven in November 2003. From March 2000 to December 2001, Mr. Calonico served as Chief Financial Officer of Blue Martini Software, Inc., a developer of customer relationship management software. From February 1999 to February 2000, Mr. Calonico served as Vice President and Chief Financial Officer of GlobalCenter, Inc., a provider of web hosting services. From November 1997 to January 1999, Mr. Calonico served as Vice President of Finance for BEA Systems, Inc., a provider of application infrastructure software. From 1990 to November 1997, Mr. Calonico held various management positions including Vice President of Finance at Autodesk, Inc., a provider of design and digital content software.

Steven J. Martello, age 56, has served as our Senior Vice President of Client Services since joining Interwoven in April 2002. Prior to joining Interwoven, from November 1999 to April 2002, Mr. Martello served as the Vice President of Delivery Services of Scient Corporation, an e-business solutions and services company. Mr. Martello holds a Bachelor of Science from the State University of New York at Albany, a Master of Science in educational psychology from the State University of New York at Albany and a Master of Science in computer science from Union College.

David A. Nelson-Gal, age 46, has served as our Senior Vice President of Engineering since joining Interwoven in September 2004. Prior to joining Interwoven, from 1991 to September 2004, Mr. Nelson-Gal served in various roles at Sun Microsystems, Inc., a provider of Internet-related hardware, software and services, most recently as a Vice President of Engineering in its Software Division. Mr. Nelson-Gal holds a Bachelor of Science in computer science and a Master of Science in computer science from University of Michigan.

William Seawick, age 51, has served as our Senior Vice President and Chief Marketing Officer since joining Interwoven in October 2005. Prior to joining Interwoven, from February 2003 to September 2005, Mr. Seawick served as Chief Marketing Officer of TRADOS, a global information management company. From January 2000 to December 2002, he served as Executive Vice President and Chief Marketing Officer at Blue Pumpkin, a workforce optimization company, and from March 1999 to November 2000, he served as Vice President of Marketing at Blaze Software, a personalization company. Mr. Seawick holds a Bachelor of Arts in European Economic History from University of Rochester and a Master of Business Administration in Finance and Marketing from Cornell University.

There are no family relationships among any of our officers.

EXECUTIVE COMPENSATION

The following table sets forth the compensation awarded, earned or paid for services rendered in all capacities to Interwoven, Inc. and its subsidiaries during each of 2005, 2004 and 2003 to our former Chief Executive Officer and the four other most highly compensated executive officers who were serving as executive officers at December 31, 2005 (collectively, the “Named Executive Officers”). This information includes the dollar values of base salaries and bonus awards, the number of shares subject to stock options granted and certain other compensation, if any, whether paid or deferred. We have not granted stock appreciation rights and have no long-term compensation benefits other than stock options.

Summary Compensation Table

					Long Term
					Compensation
					Awards
					Securities
		Annual Compensation			Underlying	All Other
Name and Principal Position	Year	Salary	Bonus		Options	Compensation(1)

John E. Calonico, Jr.	2005	$220,000	$81,900		20,000	$265
Senior Vice President	2004	210,000	156,600	(2)	—	264
and Chief Financial Officer	2003	28,462	41,600		47,500	33
Scipio M. Carnecchia	2005	$200,000	$340,239		70,000	$265
Interim President and	2004	187,500	258,998		115,000	240
Senior Vice President of	2003	162,500	226,577		50,000	210
of Worldwide Sales
Steven J. Martello	2005	$231,250	$157,246		90,000	$270
Senior Vice President of	2004	225,000	130,659		130,000	270
Consulting Services	2003	225,000	52,000		25,000	270
David A. Nelson-Gal	2005	$250,000	$81,900		10,000	$201
Senior Vice President of	2004	82,475	15,000		200,000	300
Engineering	2003	—	—		—	—
Former Officer
Martin W. Brauns(3)	2005	$400,000	$286,650		500,000	$—
Former Chief Executive	2004	350,000	289,800		—	360
Officer and Director	2003	262,500	155,250		1,000,000	360

(1)	Represents life insurance premium payments.

(2)	Mr. Calonico joined Interwoven, Inc. in November 2003 in connection with the merger with iManage, Inc. The bonus reflected in 2003 for Mr. Calonico relates to amounts due under the iManage Incentive Compensation Plan which we paid following the merger. Mr. Calonico received a $50,000 retention bonus in 2004 associated with his employment with Interwoven.

(3)	Mr. Brauns ceased serving as our Chief Executive Officer on March 31, 2006.

In addition to the foregoing, each Named Executive Officer is eligible and may elect to receive medical, dental and vision benefits. These benefits are available to our employees, officers and directors generally and in operation provide for the same method of allocation of benefits between management and non-management participants.

Option Grants in 2005

The following tables show for 2005 certain information regarding stock options granted to, exercised by and held at year-end by each of the Named Executive Officers.

In accordance with the rules of the Securities and Exchange Commission, the potential realizable value is calculated based on the ten-year term of the stock option and the market value at the time of grant. These gains are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the closing price on the date an option was granted until the end of the option term. The 5% and 10% assumed annual rates of stock price appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent our estimate or projection of future common stock prices.

Percentages shown under “Percent of Total Options Granted to Employees in 2005” are based on an aggregate of 1,879,602 stock options granted to our employees, directors and executive officers under our stock option plans during the year ended December 31, 2005.

	Number of
	Securities	Percentage of Total			Potential Realizable Value
	Underlying	Options Granted to			at Assumed Annual Rates of
	Options	Employees in	Exercise Price	Expiration	Stock Price Appreciation for Option Term
Name	Granted	2005	per Share	Date	5%	10%

John E. Calonico, Jr.	20,000	1.1%	$9.43	1/10/2015	$118,610	$300,580
Scipio M. Carnecchia	40,000	2.1%	9.43	1/10/2015	237,219	601,160
	30,000	1.6%	8.38	6/22/2015	158,104	400,667
Steven J. Martello	40,000	2.1%	9.43	1/10/2015	237,219	601,160
	50,000	2.7%	8.38	6/22/2015	263,507	667,778
David A. Nelson-Gal	10,000	0.5%	9.43	1/10/2015	59,305	150,290
Former Officer
Martin W. Brauns(1)	300,000	16.0%	8.81	3/7/2015	1,662,168	4,212,261
	200,000	10.6%	8.38	6/22/2015	1,054,027	2,671,112

(1)	Mr. Brauns ceased serving as our Chief Executive Officer on March 31, 2006.

Aggregated Option Exercises During 2005 and Option Values at December 31, 2005

The following table presents the aggregate stock option exercises during 2005 and the number and value of securities underlying unexercised stock options that are held by each of the Named Executive Officers as of December 31, 2005.

Amounts shown under the column “Value of Unexercised In-the-Money Options at Year End” are based on a price of $8.47 per share, which was the last reported sale price of our common stock on the NASDAQ National Market on December 30, 2005, the last trading day in the year ended December 31, 2005, without taking into account any taxes that may be payable in connection with the transaction, multiplied by the number of shares underlying the option, less the exercise price payable for these shares.

			Number of Securities		Value of Unexercised
	Shares		Underlying Unexercised		In-the-Money
	Acquired on	Value	Options at Year-End		Options at Year-End
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

John E. Calonico, Jr.	—	$—	321,533	—	$406,297	$—
Scipio M. Carnecchia	—	—	284,168	8,333	33,867	15,583
Steven J. Martello	—	—	286,146	8,854	24,360	10,890
David A. Nelson-Gal	—	—	70,000	137,500	43,750	96,250
Former Officer
Martin W. Brauns(1)	—		2,025,000	—	345,500	—

(1)	Mr. Brauns ceased serving as our Chief Executive Officer on March 31, 2006.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

Martin W. Brauns.  We entered into a separation agreement and release with Mr. Brauns on January 25, 2006. The agreement provides that during the period of time before his separation date, March 31, 2006, Mr. Brauns will be compensated based on his then-current compensatory arrangement, consisting of base annual salary of $400,000 and on-target incentive pay of $350,000. Pursuant to the separation agreement, we will make cash payments to Mr. Brauns of $700,000, which amount represents 1.75 times his base salary, and $700,000, which amount represents his targeted annual cash bonus for 2006 and 2007, less any cash bonus earned by and paid to him for the first quarter of 2006 under the 2006 Executive Officer Incentive Bonus Plan, which is generally described below. These amounts are payable six months after the date of the separation agreement, or such earlier date to the extent payment of these amounts are not subject to certain taxes. Mr. Brauns also was permitted to keep his personal computer equipment and receive telephone and e-mail support for a three-month period. We have also agreed to continue to provide Mr. Brauns and his spouse coverage under existing group employee benefit plans for a 21-month period or, in the event such continued coverage is not permitted, his spouse and he will be eligible for continued group medical coverage through the Consolidated Omnibus Budget Reconciliation Act of 1995 (COBRA), for up to 21 months at our expense. Cash amounts payable as described above will be reduced by applicable deductions and withholding. Pursuant to the separation agreement, Mr. Brauns provided Interwoven and its affiliates with a general liability release.

As provided for in the separation agreement, Mr. Brauns surrendered options to purchase an aggregate of 1,000,000 shares of our common stock, with a weighted average exercise price of $14.39 per share, in exchange for the issuance of 80,000 shares of restricted stock. These shares remain entirely subject to restrictions until the earlier of January 1, 2007 or the date on which we merge or consolidate with another entity or sell all or substantially all of our assets. In addition, Mr. Brauns surrendered an option to purchase 250,000 shares, with an exercise price of $49.38 per share, and an option to purchase 25,000 shares, with an exercise price of $111.52 per share. The separation agreement also provides that Mr. Brauns may exercise his remaining 750,000 options through December 31, 2006.

Scipio M. Carnecchia.  Mr. Carnecchia’s current base annual salary is $200,000 and his 2006 on-target incentive pay is $275,000. Also, commencing April 1, 2006, he will earn an additional $30,000 per quarter for each quarter in which he serves as Interim President. The amount of incentive pay that Mr. Carnecchia may be paid consists of commissions for software license bookings and professional services revenue. Those commissions are earned and paid quarterly upon attainment of quarterly goals for software license bookings and professional services revenue, and quarterly goals for that revenue less the cost of the sales organization to attain that revenue. Mr. Carnecchia’s employment is “at will” and may be terminated at any time, with or without formal cause. Mr. Carnecchia holds stock options that will immediately vest as to 50% of the number of any unvested shares subject to such options in connection with a change in control of Interwoven that involves the termination of his employment without cause. As of December 31, 2005, 8,333 unvested shares, with exercise price of $6.60 per share, were subject to stock options containing this acceleration benefit. In addition, on May 19, 2006, Mr. Carnecchia was granted an option to purchase 100,000 shares of common stock under our 1999 Equity Incentive Plan at an exercise price of $9.24 per share, of which options to purchase 50,000 shares will vest on March 31, 2007 and the remainder will vest on March 31, 2008. 50% of the number of any unvested shares subject to these options will immediately vest in connection with a change in control of Interwoven that involves the termination of Mr. Carnecchia’s employment without cause.

John E. Calonico, Jr.   Mr. Calonico’s current base annual salary is $255,000 and his current on-target incentive pay is $125,000. All of his incentive pay is determined under the 2006 Executive Officer Incentive Bonus Plan. Mr. Calonico’s employment is “at will” and may be terminated at any time, with or without formal cause. Mr. Calonico holds stock options that will immediately vest as to 50% of the number of any unvested shares subject to such options in connection with a change in control of Interwoven that involves the termination (without cause) or constructive termination of his employment within 12 months following the change in control. As of December 31, 2005, 934 unvested shares, with exercise price of $6.69 per share, were subject to stock options containing this acceleration benefit.

Steven J. Martello.  Mr. Martello’s current base annual salary is $250,000 and his 2006 on-target incentive pay is $200,000. Of this incentive pay, $50,000 is determined under the 2006 Executive Officer Incentive Bonus Plan; the balance consists of commissions on revenue from professional services revenue under the terms of his 2006 Sales Compensation Plan. Those commissions are earned and paid quarterly upon attainment of quarterly goals for professional services revenue and quarterly goals for that revenue less the cost to provide the professional services. Mr. Martello’s employment is “at will” and may be terminated at any time, with or without formal cause. Mr. Martello holds stock options that will immediately vest as to 50% of the number of any unvested shares subject to such options in connection with a change in control of Interwoven that involves the termination of his employment without cause. As of December 31, 2005, 8,854 unvested shares with exercise price of $7.24 per share, were subject to stock options containing this benefit.

David A. Nelson-Gal.  Mr. Nelson-Gal’s current base annual salary is $250,000 and his 2006 on-target incentive pay is $103,000. All of his incentive pay is determined under the 2006 Executive Officer Incentive Bonus Plan. Mr. Nelson-Gal’s employment is “at will” and may be terminated at any time, with or without formal cause. Mr. Nelson-Gal holds stock options that will vest as to 25% of the number of any unvested shares subject to such options in connection with a change in control of Interwoven that involves the termination of his employment without cause. As of December 31, 2005, 137,500 unvested shares, with exercise price of $7.70 per share, were subject to stock options containing this benefit.

2006 Executive Officer Incentive Bonus Plan.  The 2006 Executive Officer Incentive Bonus Plan provides incentives to designated officers to assist us in achieving revenue and non-GAAP operating income targets for the year ending December 31, 2006, and for each calendar quarter of 2006, and other corporate objectives. Plan participants are eligible to receive up to four quarterly bonuses and one annual bonus. Each target bonus payment is an amount equal to 20% of the participant’s target bonus amount for the year; the actual bonus payment is the target bonus payment multiplied by a percentage (which may be more than or less than 100%) that depends upon achievement of corporate targets and individual performance objectives (“MBOs”). Corporate targets that influence executive bonuses under this plan are expressed in terms of total revenue and non-GAAP operating income. The specific revenue and non-GAAP operating income targets are not public information. These corporate targets are given equal weight in determining actual bonus payments not subject to the achievement of MBOs. Each participant is expected to have 3 to 5 MBOs tied to bonus eligibility. The MBOs may be established on a quarterly or annual basis. MBOs for each participant will be reviewed and approved at the beginning of any applicable performance period. The Compensation Committee has the discretion to adjust quarterly or annual bonus amounts under the plan based on a recommendation by our Chief Executive Officer after review of a participant’s performance. Our Board of Directors or the Compensation Committee may amend this plan at any time; however, no amendment may increase total revenue or non-GAAP operating income targets without the consent of the plan participants.

* * * * *

The following pages contain a report issued by our Compensation Committee relating to executive compensation for 2005, a chart titled “Stock Price Performance Graph,” and a report issued by the Audit Committee relating to its review of our consolidated financial statements, procedures and practices. Stockholders should be aware that under Securities and Exchange Commission rules, the Report of the Compensation Committee of the Board of Directors, the Stock Price Performance Graph and the Report of the Audit Committee of the Board of Directors are not considered “filed” under the Securities Exchange Act of 1934, and are not incorporated by reference in any past or future filing by Interwoven, Inc. under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless these sections are specifically referenced.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The Compensation Committee of the Board of Directors is responsible for administering our executive compensation programs, including an annual review and approval of the salaries and other compensation of our executive officers. During 2005, Frank J. Fanzilli, Jr. and Thomas L. Thomas served as members of the committee for the entire year and Messrs. Codd and Zingale from January to March 2005. Each member of the Compensation Committee is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act, and an “outside director,” as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, and is “independent” as defined under Rule 4200(a)(15) of the National Association of Securities Dealers listing standards.

Compensation Philosophy and Practices

Our general philosophy with respect to the compensation of executive officers, including our Chief Executive Officer, is to provide a competitive total compensation package and to link compensation to company performance, individual achievement and increases in stockholder value as measured in the equity markets. We believe that total cash compensation should vary with Interwoven’s results in achieving its financial and non-financial objectives, and have structured our cash-based variable compensation program for executive officers so that bonus awards depend primarily on the achievement of company-wide revenue and pro forma operating income objectives established at the beginning of the year. The Committee utilizes independent compensation consultants for survey data and other information as we deem appropriate.

Annually, we review executive officer cash compensation, both base salary levels and target bonuses, make determinations with respect to actual bonus payments for the recently-completed year and consider stock option awards to our executive officers. In setting the compensation for executive officers other than our Chief Executive Officer, we review and give considerable weight to the recommendations of our Chief Executive Officer. It is the Committee’s practice to make the most significant compensation decisions in a multi-step process over more than one meeting so that members can consider and discuss alternative courses of action, ask for additional information as necessary and raise and discuss further questions.

Elements of Executive Compensation

Base Salary:  We determine the base salaries of our executive officers on an individual basis by evaluating each officer’s scope of responsibility, individual performance, prior experience and salary history, as well as the salaries for similar positions at comparable companies. We target a base salary for our executive officers that we believe is in the mid-range of the companies that we considered to be comparable, subject to variation depending on the officer’s prior experience and individual performance. During 2005, we considered and approved base salary increases for two of our executive officers.

Annual Incentives:  It has been Interwoven’s practice to include performance-based cash bonuses as part of each executive officer’s annual compensation plan. In January 2005, we approved the 2005 Executive Officer Incentive Bonus Plan. This plan provided incentives to designated officers to assist Interwoven in achieving revenue and non-GAAP operating income targets established for the year ending December 31, 2005 and for each quarter of 2005. Except for Mr. Carnecchia, whose incentive pay for 2005 we approved to consist exclusively of commissions for software license bookings and professional services revenue net of the cost of the sales organization to attain that revenue, and Mr. Martello, whose incentive cash compensation for 2005 we approved to consist primarily of commissions on professional services revenue net of the cost of the sales organization to attain that revenue, all incentive cash compensation paid to executive officers, including the Chief Executive Officer, for 2005 was paid under the plan. Annual target bonus amounts ranging from $100,000 to $350,000 were established for each of the participating executive officers. Participants were eligible to receive up to four quarterly bonuses and one annual bonus, with each target bonus amount equal to 20% of the participant’s annual target bonus amount. Actual bonus payments under the plan were determined by multiplying the target bonus amount by a percentage that depended on the extent to which the revenue and pro forma operating income targets were met or exceeded, with 100% of a target bonus payable if both targets were met but not exceeded. Each target was given equal weight in determining the actual bonus payment. The plan also provided for Compensation Committee discretion to adjust bonus amounts after review of a participant’s performance. For 2005, participating executive officers received bonus payments ranging between 82% and 126% of their respective target bonus amounts. No discretionary bonuses were awarded.

Stock Options.  We believe that equity-based compensation in the form of stock options provides incentives to build stockholder value and aligns the interests of our officers with those of our stockholders. Stock options grants are typically awarded to executive officers upon hiring or promotion, in connection with a significant change in responsibilities or occasionally to achieve equity within a peer group. Each year, we review the stock options held by our executive officers and consider whether to make an additional award. In making this determination we take into account the responsibilities, past performance and anticipated future contribution of the executive, the competitiveness of the executive’s overall compensation package, as well as the executive’s existing equity holdings, accumulated realized and unrealized stock option gains, the potential reward to the executive if the value of our common stock appreciates and the recommendations of our Chief Executive Officer. During 2005, executive officers were granted options to purchase 890,000 shares of our common stock, including awards of options to purchase a total of 500,000 shares to our former President and Chief Executive Officer and an award of options to purchase 200,000 shares to William Seawick upon his joining Interwoven as our Chief Marketing Officer.

Chief Executive Officer Compensation

The total compensation for 2005 for Mr. Brauns, who served as our President and Chief Executive Officer throughout 2005, was established by the Committee in accordance with the compensation philosophy and practices reflected above. In setting Mr. Brauns’ compensation, we analyzed the total compensation for chief executive officers of the software companies that we considered to be comparable from survey data obtained from outside compensation consultants and vendors. We also took into account that Mr. Brauns’ previous salary had been established in 2003, and we had not adjusted his cash compensation or awarded him a stock option in 2004. Prior to reviewing the survey data referred to above, we targeted an overall compensation package for Mr. Brauns at roughly the seventy-fifth percentile for the software companies that we considered to be comparable, the target the Committee selected in 2003 when it first established Mr. Brauns’ total compensation and believed it had maintained in 2004. Following our review of the results of the survey data, and after considering Mr. Brauns’ performance, the performance of Interwoven relative to its peers, and our target seventy-fifth percentile total compensation package, we increased Mr. Brauns’ base salary and target bonus amount for 2005 by $50,000 each to $400,000 and $350,000, respectively, and awarded him stock options totaling 500,000 shares. As a participant in the 2005 Executive Officer Incentive Bonus Plan, Mr. Brauns was paid total bonuses for 2005 of $286,650, amounting to 81.9% of his target bonus amount. The bonus was awarded based on our achievement of the revenue and pro forma operating income targets established in the plan. In connection with Mr. Brauns’ termination of employment and resignation as a director, we entered into a severance arrangement with him. The Committee and the Board of Directors was actively involved in the determination of the severance arrangements, and agreed to its terms in light of the provisions of Mr. Brauns’ employment arrangements and the terms of the equity compensation plans in which he participated. The terms of Mr. Brauns’ severance arrangements are described under “Employment Contracts, Termination of Employment and Change-In-Control Arrangements — Martin W. Brauns” above.

Federal Tax Considerations

Section 162(m) of the Internal Revenue Code limits Interwoven to a deduction for federal income tax purposes of no more than $1 million of compensation paid to the Chief Executive Officer and the four other most highly compensated executive officers in a taxable year. Compensation above $1 million may be deducted if it is “performance-based compensation” within the meaning of the Code. The Compensation Committee has considered the requirements of Section 162(m) and believes that grants made to the Chief Executive Officers and other applicable officers satisfy the requirements for “performance-based compensation” and are, therefore, exempt from the limitations on deductibility. The Compensation Committee’s present intention is to comply with Section 162(m) unless the Compensation Committee believes that these requirements are not in the best interest of Interwoven or its stockholders.

Compensation Committee:

Frank J. Fanzilli, Jr., Chairman
Ronald E. F. Codd (through March 2005)
Thomas L. Thomas
Anthony Zingale (through March 2005)

Compensation Committee Interlocks and Insider Participation

In 2005, the members of the Compensation Committee were Messrs. Fanzilli and Thomas for the entire year and Messrs. Codd and Zingale from January to March 2005. No interlocking relationships exist between any person who served as a member of our Compensation Committee in 2005 and any member of any other company’s board of directors or compensation committee.

STOCK PRICE PERFORMANCE GRAPH

The graph below compares the cumulative total stockholder return on our common stock from December 31, 2000 to December 31, 2005 with the cumulative total return on the NASDAQ Stock Market (U.S.) Index, and the RDG Internet Index over the same period. The graph assumes the investment of $100 in our common stock and in each of the other indices on the date of our initial public offering, and reinvestment of all dividends.

The comparisons in the graph below are based on historical data and are not intended to forecast the possible future performance of our common stock.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG INTERWOVEN, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE RDG INTERNET COMPOSITE INDEX

	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
Interwoven, Inc.	100.00	29.55	7.89	9.80	8.25	6.42
NASDAQ Stock Market (U.S.)	100.00	79.08	55.95	83.35	90.64	92.73
RDG Internet Composite	100.00	71.10	52.05	73.79	81.57	80.12

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the Board of Directors is composed of three independent directors and operates pursuant to a written charter adopted by the Board of Directors. The members of the Audit Committee are Ronald E. F. Codd, Bob L. Corey and Thomas L. Thomas. Mr. Corey serves as the chairman of the Audit Committee. The Board of Directors has determined that Messrs. Codd and Corey are “audit committee financial experts” within the meaning of the rules of the Securities and Exchange Commission and meet the financial sophistication requirement of The NASDAQ Stock Market, Inc. The Audit Committee selected KPMG LLP as our independent registered public accounting firm for 2005 and have selected Ernst & Young LLP as our independent registered public accounting firm for 2006.

Management is responsible for our internal control over financial reporting and the financial reporting process. KPMG LLP was in 2005, and Ernst & Young is in 2006, responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has met and held discussions with management and KPMG LLP. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and KPMG LLP. The Audit Committee discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

KPMG LLP also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. In addition, the Audit Committee has considered whether services other than audit and audit-related provided by KPMG LLP were compatible with maintaining the independence of KPMG LLP. During 2005, Interwoven did not incur any fees for such services.

Based on the Audit Committee’s discussions with management and KPMG LLP and the Audit Committee’s review of the representations of management and the report and disclosures of KPMG LLP to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2005 filed with the Securities and Exchange Commission.

Audit Committee:

Bob L. Corey, Chairman
Ronald E. F. Codd
Thomas L. Thomas

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

From January 1, 2005 to the present, there have been no transactions, and there are currently no proposed transactions, in which the amount involved exceeds $60,000 to which we or any of our subsidiaries was (or is to be) a party and in which any executive officer, director, 5% beneficial owner of our common stock or member of the immediate family of any of the foregoing persons had (or will have) a direct or indirect material interest, except for payments set forth under “Executive Compensation” above and the transactions described below.

Indemnification Agreements

We have entered into indemnity agreements with all officers and directors which provide, among other things, that we will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings in which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of Interwoven, and otherwise to the fullest extent permitted under Delaware law and our Bylaws.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who beneficially own more than 10% of our common stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the Securities and Exchange Commission. Such persons are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms filed by such person.

Based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and greater-than-10% stockholders were complied with.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT THE NEXT ANNUAL MEETING

Stockholder proposals may be included in our proxy materials for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in applicable Securities and Exchange Commission rules. For a stockholder proposal to be included in our proxy materials for the 2007 Annual Meeting of Stockholders, the proposal must be received at our principal executive offices, addressed to the Secretary, not later than February 19, 2007. Stockholder business that is not intended for inclusion in our proxy materials may be brought before the 2007 Annual Meeting of Stockholders so long as we receive notice of the proposal as specified by our Bylaws, addressed to the Secretary at our principal executive offices not earlier than April 13, 2007 and not later than May 13, 2007.

Our bylaws permit stockholders to nominate directors at a stockholder meeting. In order to make a director nomination at next year’s Annual Meeting of Stockholders, it is necessary that you notify us not less than 60 nor more than 90 days in advance of the date of that annual meeting and your notice of nomination should contain such information as required under our bylaws and pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended. In order to include a proposal for such nomination of a director in our Proxy Statement for next year’s Annual Meeting of Stockholders, the written proposal will be subject to the procedures and deadline described in the preceding paragraph.

You may also propose director candidates for consideration by our Nominating and Governance Committee if you meet certain qualifications and comply with the following procedures:

•	If you would like to recommend a director candidate for the next proxy meeting, you must submit the recommendations by mail to our Secretary at our principal executive offices, no later than the 120th calendar day before the date that we last mailed our Proxy Statement to stockholders in connection with the previous year’s annual meeting.

•	Recommendations for candidates must be accompanied by personal information of the candidate, including a list of the candidate’s references, the candidate’s resume or curriculum vitae and such other information as determined by our Secretary and as necessary to satisfy rules and regulations of the Securities Exchange Commission and our bylaws, together with a letter signed by the proposed candidate consenting to serve on the Board of Directors if nominated and elected.

•	The Committee considers nominees based on our need to fill vacancies or to expand the Board of Directors, and also considers our need to fill particular roles on the Board of Directors or committees thereof (e.g. independent director, audit committee financial expert, etc.).

•	The Nominating and Governance Committee evaluates candidates in accordance with its charter and its policies regarding director qualifications, qualities and skills.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By order of the Board of Directors,

John E. Calonico, Jr.
Secretary

June 16, 2006

DETACH HERE
PROXY
INTERWOVEN, INC.
Annual Meeting of Stockholders — July 12, 2006
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby appoints Frank J. Fanzilli, Jr. and John E. Calonico, Jr., or either of them, as proxies, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of Interwoven, Inc. held of record by the undersigned on May 26, 2006, at the 2006 Annual Meeting of Stockholders of Interwoven, Inc. to be held on Wednesday, July 12, 2006 at 12:00 noon, at the corporate headquarters of Interwoven, Inc. located at 803 11th Avenue, Sunnyvale, California, and at any adjournments or postponements thereof.
     WHEN THIS PROXY IS PROPERLY EXECUTED, THE SHARES TO WHICH THIS PROXY RELATES WILL BE VOTED AS SPECIFIED AND, IF NO SPECIFICATION IS MADE, WILL BE VOTED FOR ALL DIRECTOR NOMINEES IN PROPOSAL 1 AND FOR PROPOSAL 2, AND THIS PROXY AUTHORIZES THE ABOVE DESIGNATED PROXIES TO VOTE IN THEIR DISCRETION ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF TO THE EXTENT AUTHORIZED BY RULE 14a-4(c) PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SEE REVERSE	(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)	SEE REVERSE
SIDE		SIDE

DETACH HERE

☒	Please mark votes as in this example.
The Board of Directors recommends a vote FOR proposals 1 and 2.

					FOR	AGAINST	ABSTAIN
1.	Election of Directors		2.	To ratify the selection of Ernst & Young LLP as Interwoven’s independent registered public accounting firm for 2006.
	Nominees:	(01) Ronald E. F. Codd, (02) Bob L. Corey, (3) Frank J. Fanzilli, Jr., and (04) Thomas L. Thomas

FOR ALL NOMINEES	WITHHELD FROM ALL NOMINEES	3.	To transact such other business as may properly come before the Meeting and any adjournment or postponement thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW
(Instruction: to withhold authority to vote for any individual nominee write that nominee’s name (or otherwise identify that nominee) on the space provided above.)

Please sign exactly as your name(s) appear(s) on this Proxy. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign this Proxy. If shares of stock are held of record by a corporation, this Proxy should be executed by the president or vice president and the secretary or assistant secretary. Executors, administrators or other fiduciaries who execute this Proxy for a deceased stockholder should give their full title. Please date this Proxy.

Signature:	Date:	Signature:	Date: